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                                                                    EXHIBIT 10.5


                 Trust Agreement Under the Cambridgeport Bank
                        Nonqualified Pension Plans and
                    Supplemental Executive Retirement Plan

     This Agreement made by and between Cambridgeport Bank (the "Bank") and the trustee named on the signature page hereof (the "Trustee"):

     WHEREAS, Cambridgeport Savings Bank, the predecessor to the Bank, established nonqualified supplemental retirement plans for senior officers and for other officers, effective as of December 1, 1987 (the "Nonqualified Pension Plans");

     WHEREAS on January 17, 1995 the Bank adopted the Cambridgeport Bank Supplemental Executive Retirement Plan (the "SERP") which provides both certain additional benefits to participants of the Nonqualified Pension Plans and retirement benefits to new participants (both the Nonqualified Pension Plans and the SERP hereafter singly and collectively referred to as the "Plan");

     WHEREAS, the Bank has incurred liability under the terms of the Plan with respect to the individuals participating (the "Participant" or "Participants") in such Plan;

     WHEREAS, the Bank wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust certain assets, including its interest in variable universal life insurance contracts (the "Insurance Contracts") on the life of Participants in the Plan, that shall be held therein, subject to the claims of the Bank's creditors in the event of the Bank's Insolvency, as herein defined, until such, time as benefits have been paid to the Participants and their beneficiaries as specified in the Plan,

     WHEREAS, it is the intention of the parties that, this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; arid

     WHEREAS, it is the intention of the Bank to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.     Establishment of Trust

          (a) The Bank shall, at least on an annual basis, make or cause to be made contributions to the Trust of cash or property, including its interest in certain Insurance Contracts and premiums with respect to said Insurance Contracts, which are acceptable to the Trustee and which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. It is the intention of the Parties to the Plan that the liabilities of the Bank pursuant to the Plan shall be funded in such amounts and at such times as may be determined by the Bank
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actuary as necessary to fund the targeted benefits under the Plan. The Bank, in its sole discretion, may at any time, or from time to time, make deposits of cash or other property into the Trust in addition to those amounts required hereunder. Neither the Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

     (b) Upon a Change in Control, as defined in Section 13(d) herein, the Bank shall, as soon as possible, but in no event later than 30 days following the Change in Control, make an irrevocable contribution to the Trust in an amount that is sufficient, as determined by an actuary appointed by the Trustee, to pay each Participant or beneficiary the full vested benefits to which he or she would be entitled pursuant to the terms of the Plan as of the date on which the Change in Control occurred. To the extent that any individual Participant has a change in control definition in any agreement between the Bank and said Participant which differs from the definition in Section 13(d) herein, and any event occurs which constitutes a change in control pursuant to said change in control agreement, then the Bank shall be obligated to make an irrevocable contribution to the Trust, determined in the same manner and in the same time period as set forth above, in an amount sufficient to fund said individual Participant's full vested benefits pursuant to the terms of the Plan. Within the same time period following a Change in Control, the Bank shall make a further irrevocable contribution to the Trust in an amount sufficient to pay for the Trustee's fees and for actuarial, accounting, legal and other professional or administrative services necessary to implement the terms of this Trust following a Change in Control. Such amount shall be determined by the Trustee's estimate of its fees (as provided in this Trust Agreement) and by estimates obtained by the Trustee from the independent actuaries, accountants, lawyers and other appropriate professional and administrative personnel who provided such services to the Trust or the Bank immediately before the Change in Control.

     (c) The Trust hereby established shall be irrevocable.

     (d) The Trust is intended to be a grantor trust, of which the Bank is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (e) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Bank and shall be used exclusively for the uses and purposes of the Participants and general creditors as herein set forth. The Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their beneficiaries against the Bank. Any assets held by the Trust will, be subject to the claims of the Bank's general creditors under Federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

Section 2.     Payments to Plan Participants and Their Beneficiaries

          (a) The Bank shall deliver to the Trustee a copy of the Plan document, together with a schedule (the "Payment Schedule") that indicates (1) the amounts payable in respect of each Participant (and his or her beneficiaries), or a formula or other instructions acceptable to Trustee for determining the amounts so payable, (ii) the form in which such amount is to be paid (as provided for or available under the Plan), and (H) the time of commencement for payment of such amounts.

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If the Bank has not done so previously, it shall deliver the Plan document and the Payment Schedule to the Trustee before the occurrence of any Change in Control, and, upon the occurrence of a Change in Control, shall deliver to the Trustee a current census of Participants and a current Payment Schedule (to the extent revisions to the most recent previous Payment Schedule are necessary or appropriate). Following any Change in Control, the Payment Schedule may not be modified or amend ed by the Bank. Except as otherwise provided herein, the Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any Federal, state or local taxes that may be required to be so withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Bank.

     (b) Subject to any determination made and set forth in the Payment Schedule described in Section 2(a) following a Change in Control, the entitlement of a Participant or his or her beneficiaries to benefits under the Plan shall be determined by the Bank or such arbitrator as the Bank and the Participants shall designate and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     (c) The Bank may make payment of benefits directly to the Participants or their beneficiaries as they become due under the terms of the Plan. The Bank shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments on benefits in accordance with the terms of the Plan, the Bank shall make the balance of each such payment as it falls due. The Trustee shall notify the Bank where principal and earnings are not sufficient.

Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Bank is Insolvent

     (a) Trustee shall cease payment of benefits to the Participants and their beneficiaries if the Bank is Insolvent. The Bank shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Bank is unable to pay its debts as they become due, or (ii) a receiver is appointed for the Bank by the Commissioner of Banks of Massachusetts or the Federal Deposit Insurance Corporation.

     (b) At all times during the continuance of this Trust, as provided in
Section 1(e) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Bank under Federal and state law as set forth below

     (1) The Board of Directors and the Chief Executive Officer of the Bank shall have the duty to inform the Trustee in writing of the Bank's Insolvency. If a person claiming to be a creditor of the Bank alleges in writing, to the Trustee that the Bank has become Insolvent, the Trustee shall determine whether the Bank has become Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Participants or their beneficiaries.

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     (2)  Unless the Trustee has actual knowledge of the Bank's Insolvency, or has received notice from the Bank or a person claiming to be a creditor alleging that the Bank is Insolvent, the Trustee shall have no duty to inquire whether the Bank is Insolvent. The Trustee may in C events rely on such evidence concerning the Bank's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Bank's solvency.

     (3) If at any time the Trustee has determined that the Bank is Insolvent, the Trustee shall discontinue payments cc the Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Bank's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participant or their beneficiaries to pursue their rights as general creditors of the Bank with respect to benefits due under the Plan or otherwise.

     (4) The Trustee shall resume the payment of benefits to the Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Bank is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Participants or their beneficiaries by the Bank in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.  Payment to Bank

Except as provided in Section 3 hereof, the Bank shall have no right or power to direct the Trustee to return to the Bank or to divert to the Bank or to divert to others any of the Trust assets before all payments of benefits have been made to the Participants and their beneficiaries pursuant to the terms of the Plan.

Section 5.  Investment Authority

     (a) In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Bank, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the, person designated by the Trustee, and shall in no event be exercisable by or rest with the Participants.

     (b)    The Trustee shall have the additional power in its discretion:

     To exercise all voting rights with respect to the shares of stock held in the Trust and to grant proxies, discretionary or otherwise;

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     To cause any shares of stock to be registered and held in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, without increase or decrease of liability;

     To collect and receive any and all money and other property due to the Trust and to give full discharge therefor;

     To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trustee; or commence or defend suits or legal proceedings to protect any interest of the Trust; and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal;

     To organize under the laws of any state a corporation for the purpose of acquiring and holding title to any property which it is authorized to acquire under this Agreement and to exercise with respect hereto and, or all of the powers set forth in this Agreement;

     To determine how all receipts and disbursements shall be credited, charged or apportioned as between income and principal, and

     Generally to do all acts, whether or not expressly authorized, which the Trustees may deem necessary or desirable for the protection of the Trust.

Section 6.  Disposition of Income

     During the term of this Trust, all income received by the Trust, net of expenses, shall be accumulated and reinvested.

Section 7.  Accounting by Trustee

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon In writing between the Bank and the Trustee. Within 90 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Bank a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions affected by it, including a description of all Securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8.  Responsibility of Trustee.

     (a) The Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use, in the conduct of an enterprise of a like character and with like aims, provided,

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however, that the Trustee shall incur no. liability to any person for any action taken pursuant to a direction, request or approval given by the Bank, which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Bank. In the event of a dispute between the Bank and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Bank agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorney's fees and expenses) relating thereto and to be primarily liable for such payments. If the Bank does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     (c) The Trustee may consult with legal counsel (who may also be counsel for the Bank generally) with respect to any of its duties or obligations hereunder.

     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy ocher than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9.   Compensation and Expenses of Trustee

     The Bank shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

Section 10.  Resignation and Removal of Trustee

     (a) The Trustee may resign at any time by written notice to the Bank, which shall be effective 60 days after receipt of such notice unless the Bank and the Trustee agree otherwise.

     (b) The Trustee may be removed by Bank on 30 days' notice or upon shorter notice accepted by the Trustee, provided that the Trustee may not be removed by the Bank for one year following a Change of Control.

     (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation or removal and the successor Trustee acceptance of appointment unless Bank extends the time Limit.

     (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) of (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.  Appointment of Successor

     (a) If the Trustee resigns or is removed in accordance with section 10(a) or (b) hereof, the Bank shall appoint any third party, such as a bank trust department, or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee who shall have all the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Bank or the successor trustee to evidence the transfer.

     (b) If the Trustee resigns within one year of a Change of Control, the Trustee shall appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under sate law, as a successor to replace, such resignee. The appointment of a successor trustee shall be effective when accepted in writing by the new trustee, who shall have all the rights and powers of the former trustee, including ownership rights in Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the successor trustee to evidence the transfer.

     (c) The successor trustee need not examine the records and acts of any prior trustee, and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor trustee shall not be responsible for and Bank shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

Section 12.  Amendment or Termination

     (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Bank. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with section 1(b) hereof.

     (b) The Trust shall not terminate until the date on which the Participants and their beneficiaries axe no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Bank.

     (c) Upon written approval of each of the Participants or their beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Bank may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust after termination shall be returned to the Bank.

     (d) Notwithstanding any other provision of this Section 12, no provisions of this Trust Agreement may be amended by the Bank for 3 years following a Change in Control, as defined herein.

Section 13.  Miscellaneous

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to the Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, unless otherwise preempted by any applicable federal law.

     (d) For Purposes of this Trust, a Change of Control shall be deemed to have been effected upon the occurrence of any of the following:

     (i) Cambridgeport Mutual Holding Company (the "Holding Company") shall cease to own 100% of the voting securities of the Bank;

     (ii) the present procedure pursuant to which the Board of Trustees of the Holding Company are elected by a self-perpetuating Board of Corporators is revised by State or federal statute or regulation;

     (iii) the present procedure pursuant to which new members are added to the Board of Corporators (by election of the Board of Corporators) is revised by state or federal statute or regulation;

     (iv) the Holding Company effectuates a merger or consolidation with any other corporation and within three years after the effective date of such merger or consolidation, the individuals who were members of the Board of Corporators or the Board of Trustees of the Holding Company immediately prior to such merger or consolidation shall cease to constitute two thirds of the Board of Corporators or the Board of Trustees, respectively;

     (v) the Bank effectuates a merger or consolidation wit any other bank or corporation and within three years after the effective date of such merger or consolidation, the individuals who were members of the Board of Directors of the Bank immediately prior to such merger or consolidation shall cease to constitute two thirds of such Board;

     (vi)    the Holding Company or the Bank agrees to do any of the foregoing;

     (vii) the Holding Company or the Bank agrees to a plan of Liquidation of the Holding Company or the Bank or an agreement for the sale or disposition by the Holding Company or the Bank of all or substantially all of the Holding Company's or the Bank's assets; or

     (viii) any event takes place which constitutes a change in control pursuant to a change in control agreement between the Bank and the Participant.

Section 14.  Notices

     Any notice or communication which the Bank or Trustee may be required or may desire to give to the other parry under any provision of this Trust Agreement shall be given in writing and personally delivered to, or mailed, faxed or delivered by overnight courier service to the address given below:

If to the Bank:     Cambridgeport Bank
                    689 Massachusetts Avenue
                    Cambridge, Massachusetts 02139
                    Attention: Chief Executive Officer

If to the Trustee, at the address set forth on the signature page hereof.

     Any notice which is personally delivered shall be deemed to have been given on the date it is personally delivered, Any notice which is mailed shall be deemed to have been given on the third business day after deposit in the mail, registered or certified mail, postage prepaid and return receipt requested. Any notice which is delivered by overnight courier service shall be deemed to have been given on the business day after deposit with such courier service. Any notice which is transmitted by facsimile shall be deemed to have been given an the day that such notice is transmitted.

     The Bank or Trustee may change the address to which notices, requests and other communications axe to be sent to it by giving written notice of such address change to the other party in conformity with this Section 14, but such change shall not be effective until notice of such change has been received by the other party.

Section 15.  Effective Date

     The effective date of this Trust Agreement shall be _____________, 1997.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized offices and their respective seals to be hereunto affixed.

                                   CAMBRIDGEPORT BANK


                                   By:________________________________________

                                   The undersigned hereby accepts its
                                   appointment as trustee hereunder:

                                   Trustee:
                                   NORTHEAST RETIREMENT SERVICES, INC.

                                   By:_________________________________________
                                        Thomas Forese, Jr.
                                        President

TRUSTEE'S ADDRESS:
One Linscott  Road
Woburn, Massachusetts 01881

                    AMENDMENT NUMBER ONE TO TRUST AGREEMENT
                    ---------------------------------------


          This is an agreement (the "Amendment") dated ____________, 1999 between Cambridgeport Bank (the "Bank") and Cambridge Financial Services, Inc. (the "Trustee").


                             PRELIMINARY STATEMENT

     The Bank and the Trustee are parties to the Trust Agreement Under the Cambridgeport Bank Nonqualified Pension Plans and Supplemental Executive Retirement Plan (the "Trust Agreement"). The Bank and the Trustee wish to amend the Trust Agreement to change the definition of a "Change in Control" thereunder and to remove the obligation of the Bank to contribute certain funds to the Trust in the event of a "Change in Control." For this purpose, the Employer and the Trustees have reached the following agreement.


                                   AGREEMENT


1. The second sentence of Section 1(b) of the Trust Agreement shall be deleted in its entirety.

2.   Section 13(d) of the Trust Agreement shall be amended to read as follows:

     (d) For purposes of this Trust, a Change of Control shall be deemed to have been effected upon the occurrence of any of the following:

     (1) Prior to a Conversion Transaction (as defined in paragraph 1(i) below), a "Change of Control" will be deemed to have been effected upon the occurrence of any of the following:

     (a) Cambridgeport Mutual Holding Company (the "Holding Company") shall cease to own 100% of the voting securities of the Bank;

     (b) the present procedure pursuant to which the Board of Trustees of the Holding Company are elected by a self-perpetuating Board of Corporators is revised by state or federal statute or regulation;

     (c) the present procedure pursuant to which new members are added to the Board of Corporators (by election of the Board of Corporators) is revised by state or federal statute or regulation;

     (d) the Holding Company effectuates a merger or consolidation with any other corporation and within three years after the effective date of such merger or consolidation, the individuals who were members of the Board of Corporators or the Board of Trustees of the Holding Company immediately prior to such merger or consolidation shall cease to constitute two thirds of the Board of Corporators or the Board of Trustees, respectively,

     (e) the Bank effectuates a merger or consolidation with any other bank or corporation and within three years after the effective date of such merger or consolidation, the individuals who were members of the Board of Directors of the Bank immediately prior to such merger or consolidation shall cease to constitute two thirds of such Board;

     (f) the Holding Company or the Bank agrees to do any of the foregoing;

     (g) the Holding Company or the Bank agrees to a plan of liquidation of the Holding Company or the Bank or an agreement for the sale or disposition by the Holding Company or the Bank of all or substantially all of the Holding Company's or the Bank's assets; or

     (h) any event takes place which constitutes a change in control pursuant to a change in control agreement between the Bank and the Member.

     (i) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur in the event of any transaction or reorganization (a "Conversion Transaction") that results in the public offering of the Bank's voting securities or the public offering of the voting securities of a company that owns 100% of the Bank's voting securities (a "Stock Holding Company").

2. Following a Conversion Transaction a "Change of Control" will be deemed to have been effected upon the occurrence of any of the following:

     (a) the consummation of a reorganization, merger or consolidation of the Bank with one or more other persons, other than a transaction following which:

               (1) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Bank; and

               (2) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Bank;

     (b) the acquisition of all or substantially all of the assets of the Bank or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Bank entitled to vote generally in the election of directors by any person or by any persons acting in concert;

     (c) a complete liquidation or dissolution of the Bank;

     (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Bank do not belong to any of the following groups:

               (1) individuals who were members of the Board of Directors of the Bank on the closing date of the Conversion Transaction; or

               (2) individuals who first became members of the Board of Directors of the Bank after the closing date of the Conversion Transaction either:

                   (A) upon election to serve as a member of the Board of
               Directors of the Bank by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

                   (B) upon election by the shareholders of the Board of
               Directors of the Bank to serve as a member of such board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of the Bank, or of a nominating committee thereof, in office at the time of such first nomination;

         provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of the Bank; or

     (e) any event which would be described in paragraph 2(a), (b), (c) or (d); if the term "Stock Holding Company" (as defined in paragraph 1(i) above) were substituted for the term "Company" therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Bank, the Stock Holding Company, or a subsidiary of either of them, by the Bank, the Stock Holding Company, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 15(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

3. The Trust Agreement, as amended hereby, shall continue in full force and effect.

         IN WITNESS WHEREOF, the Bank and the Trustee have caused this Amendment to be executed by a duly authorized officer of each as of the date first above written.


                              CAMBRIDGEPORT BANK

                              By  _______________________________________
                                    Name:
                                    Title:

                              PORT FINANCIAL CORP.



                              By  _______________________________________
                                    Name:
                                    Title: